POLICY MANAGEMENT SYSTEMS CORPORATION
                        401(K) RETIREMENT SAVINGS PLAN

                             FINANCIAL STATEMENTS
                          AND SUPPLEMENTAL SCHEDULES


                For the years ended December 31, 1997 and 1996

                    With Report of Independent Accountants


                     POLICY MANAGEMENT SYSTEMS CORPORATION
                        401(K) RETIREMENT SAVINGS PLAN

           Index to Financial Statements and Supplemental Schedules


                                                                       Page

REPORT OF INDEPENDENT ACCOUNTANTS . . . . . . . . . . . . . . . . . .        2

FINANCIAL STATEMENTS:

Statements of Net Assets Available for Plan Benefits,
  with Fund Information as of December 31, 1997 and 1996. . . . . . .    3 - 7

Statements of Changes in Net Assets Available for Plan Benefits, with
  Fund Information for the years ended December 31, 1997 and 1996 . .   8 - 12

Notes to Financial Statements . . . . . . . . . . . . . . . . . . . .  13 - 16


SUPPLEMENTAL SCHEDULES:

Form 5500, Item 27(a) - Schedule of Assets Held
  for Investment Purposes, as of December 31, 1997. . . . . . . . . .  18 - 19

Form 5500, Item 27(d) - Schedule of Reportable
  Transactions for the year ended December 31, 1997 . . . . . . . . .       20


EXHIBITS:

Consent of Independent Accountants, annexed hereto. . . . . . . . . .       21

REPORT OF INDEPENDENT ACCOUNTANTS


To  the  Administrative  Committee  of
  Policy  Management  Systems  Corporation  401(k)  Retirement  Savings  Plan

     We have audited the accompanying statements of net assets available for plan benefits of the Policy Management Systems Corporation 401(k) Retirement Savings Plan (the "Plan") as of December 31, 1997 and 1996, and the related statements of changes in net assets available for plan benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for plan benefits of the Plan at December 31, 1997 and 1996, and the changes in net assets available for plan benefits for the years then ended, in conformity with generally accepted accounting principles.

     Our audit was made for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules of assets held for investment purposes and reportable transactions are presented for the purpose of additional analysis and are not a required part of the basic financial statements, but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The fund information in the statement of net assets available for plan benefits and the statement of changes in net assets available for plan benefits is presented for purposes of additional analysis rather than to present the net assets available for plan benefits and changes in net assets available for plan benefits of each fund. The supplemental schedules and fund information have been subjected to the auditing procedures applied in our audit of the basic financial statements and, in our opinion, are fairly stated in all material respects, in relation to the basic financial statements taken as a whole.



                                   Coopers  &  Lybrand  L.L.P.

Atlanta,  Georgia
June 15, 1998


                             POLICY MANAGEMENT SYSTEMS CORPORATION
                                401(K) RETIREMENT SAVINGS PLAN
          STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS, WITH FUND INFORMATION
                                    AS OF DECEMBER 31, 1997

                                            Fidelity     Fidelity     Fidelity     Evergreen
                                            Retirement   Puritan      Magellan     Short-Int.
                                Loan        Government   Mutual       Mutual       Bond
                                ----------  -----------  -----------  -----------  -----------
ASSETS

Investments, at current value:
  Short-term investments . . .  $        -  $         -  $        28  $         3  $         1
  Mutual Funds . . . . . . . .           -   17,586,013   24,438,043   30,208,172    3,469,841
  Common Stock . . . . . . . .           -            -            -            -            -
                                ----------  -----------  -----------  -----------  -----------
       Total Investments . . .           -   17,586,013   24,438,071   30,208,175    3,469,842
                                ----------  -----------  -----------  -----------  -----------

Receivables:
  Loans receivable . . . . . .   3,065,511            -            -            -            -
  Accrued interest receivable.           -            -            -            -       18,882
                                ----------  -----------  -----------  -----------  -----------
       Total Receivables . . .   3,065,511            -            -            -       18,882
                                ----------  -----------  -----------  -----------  -----------

       Cash. . . . . . . . . .       2,675       80,206          167          272           30
                                ----------  -----------  -----------  -----------  -----------

           Total Assets. . . .   3,068,186   17,666,219   24,438,238   30,208,447    3,488,754
                                ----------  -----------  -----------  -----------  -----------

LIABILITIES

  Accounts payable . . . . . .           -       80,032            -            -            -
                                ----------  -----------  -----------  -----------  -----------
         Total Liabilities . .           -       80,032            -            -            -
                                ----------  -----------  -----------  -----------  -----------

          Net assets available
             for plan benefits  $3,068,186  $17,586,187  $24,438,238  $30,208,447  $ 3,488,754
                                ==========  ===========  ===========  ===========  ===========

Continued on next page

See accompanying notes.


                              POLICY MANAGEMENT SYSTEMS CORPORATION
                                  401(K) RETIREMENT SAVINGS PLAN
            STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS, WITH FUND INFORMATION
                                     AS OF DECEMBER 31, 1997
                                           (CONTINUED)

                                                          Smith         Smith           Smith
                                PMSC                      Barney        Barney          Barney
                                Stock        Forfeiture   Fundamental   International   Equities
                                -----------  -----------  ------------  --------------  ---------
ASSETS

Investments, at current value:
  Short-term investments . . .  $       388  $       192  $          9  $            2  $       -
  Mutual Funds . . . . . . . .            -            -     6,271,240       2,382,974          -
  Common Stock . . . . . . . .   23,263,911      220,140             -               -          -
                                -----------  -----------  ------------  --------------  ---------
       Total Investments . . .   23,264,299      220,332     6,271,249       2,382,976          -
                                -----------  -----------  ------------  --------------  ---------
Receivables:
  Loans receivable . . . . . .            -            -             -               -          -
  Accrued interest receivable.            -            -             -               -          -
                                -----------  -----------  ------------  --------------  ---------
       Total Receivables . . .            -            -             -               -          -
                                -----------  -----------  ------------  --------------  ---------

       Cash. . . . . . . . . .          285            5       364,053              15          -
                                -----------  -----------  ------------  --------------  ---------

           Total Assets. . . .   23,264,584      220,337     6,635,302       2,382,991          0
                                -----------  -----------  ------------  --------------  ---------

LIABILITIES

  Accounts payable . . . . . .            -            -       364,018               -          -
                                -----------  -----------  ------------  --------------  ---------
         Total Liabilities . .            -            -       364,018               -          -
                                -----------  -----------  ------------  --------------  ---------

          Net assets available
             for plan benefits  $23,264,584  $   220,337  $  6,271,284  $    2,382,991  $       0
                                ===========  ===========  ============  ==============  =========


Continued on next page

See accompanying notes.


                        POLICY MANAGEMENT SYSTEMS CORPORATION
                           401(K) RETIREMENT SAVINGS PLAN
     STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS, WITH FUND INFORMATION
                               AS OF DECEMBER 31, 1997
                                     (CONTINUED)

                                Evergreen   Putnam OTC   First Union
                                Growth &     & Emerging  Enhanced
                                Income      Growth       Stock Market   Total
                                ----------  -----------  -------------  ------------
ASSETS

Investments, at current value:
  Short-term investments . . .  $    3,045  $         1  $           1  $      3,670
  Mutual Funds . . . . . . . .   1,722,951    4,324,049      1,294,212    91,697,495
  Common Stock . . . . . . . .           -            -              -    23,484,051
                                ----------  -----------  -------------  ------------
      Total Investments. . . .   1,725,996    4,324,050      1,294,213   115,185,216
                                ----------  -----------  -------------  ------------

Receivables:
  Loans receivable . . . . . .           -            -              -     3,065,511
  Accrued interest receivable.           -            -              -        18,882
                                ----------  -----------  -------------  ------------
       Total Receivables . . .           -            -              -     3,084,393
                                ----------  -----------  -------------  ------------

Cash . . . . . . . . . . . . .          61           61             30       447,860
                                ----------  -----------  -------------  ------------

          Total Assets . . . .   1,726,057    4,324,111      1,294,243   118,717,469
                                ----------  -----------  -------------  ------------

LIABILITIES

  Accounts payable . . . . . .           -            -              -       444,050
                                ----------  -----------  -------------  ------------
         Total Liabilities . .           -            -              -       444,050
                                ----------  -----------  -------------  ------------

          Net assets available
             for plan benefits  $1,726,057  $ 4,324,111  $   1,294,243  $118,273,419
                                ==========  ===========  =============  ============



See accompanying notes.


                                     POLICY MANAGEMENT SYSTEMS CORPORATION
                                        401(K) RETIREMENT SAVINGS PLAN
                  STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS, WITH FUND INFORMATION
                                            AS OF DECEMBER 31, 1996

                                            Fidelity     Fidelity      Fidelity      Evergreen
                                            Retirement   Puritan       Magellan      Short-Int.   PMSC
                                Loan        Government   Mutual        Mutual        Bond         Stock
                                ----------  -----------  ------------  ------------  -----------  ------------
ASSETS

Investments, at current value:
  Short-term investments . . .  $        -  $    10,396  $     8,962   $   130,375   $    11,503  $    15,663
  Mutual Funds . . . . . . . .           -   19,047,561   18,032,059    23,848,712     3,241,251            -
  Common Stock . . . . . . . .           -            -            -             -             -   12,372,653
                                ----------  -----------  ------------  ------------  -----------  ------------
       Total Investments . . .           -   19,057,957   18,041,021    23,979,087     3,252,754   12,388,316
                                ----------  -----------  ------------  ------------  -----------  ------------

Receivables:
  Loans receivable . . . . . .   3,066,650            -            -             -             -            -
  Employer contributions
    receivable . . . . . . . .           -            -            -             -             -      166,602
                                ----------  -----------  ------------  ------------  -----------  ------------
       Total Receivables . . .   3,066,650            -            -             -             -      166,602
                                ----------  -----------  ------------  ------------  -----------  ------------

       Cash. . . . . . . . . .       4,050       83,657         (879)         (449)           49         (507)
                                ----------  -----------  ------------  ------------  -----------  ------------

           Total Assets. . . .   3,070,700   19,141,614   18,040,142    23,978,638     3,252,803   12,554,411
                                ----------  -----------  ------------  ------------  -----------  ------------

LIABILITIES

  Accounts payable . . . . . .           -      136,153            -             -             -       13,063
                                ----------  -----------  ------------  ------------  -----------  ------------
         Total Liabilities . .           -      136,153            -             -             -       13,063
                                ----------  -----------  ------------  ------------  -----------  ------------

          Net assets available
             for plan benefits  $3,070,700  $19,005,461  $18,040,142   $23,978,638   $ 3,252,803  $12,541,348
                                ==========  ===========  ============  ============  ===========  ============



Continued on next page

See accompanying notes.


                               POLICY MANAGEMENT SYSTEMS CORPORATION
                                  401(K) RETIREMENT SAVINGS PLAN
            STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS, WITH FUND INFORMATION
                                      AS OF DECEMBER 31, 1996
                                            (CONTINUED)

                                             Smith         Smith           Smith
                                             Barney        Barney          Barney
                                Forfeiture   Fundamental   International   Equities    Total
                                -----------  ------------  --------------  ----------  -----------
ASSETS

Investments, at current value:
  Short-term investments . . .  $     2,182  $          7  $            4  $      168  $   179,260
  Mutual Funds . . . . . . . .            -     4,539,952       2,432,104   4,409,003   75,550,642
  Common Stock . . . . . . . .      159,555             -               -           -   12,532,208
                                -----------  ------------  --------------  ----------  -----------
      Total Investments. . . .      161,737     4,539,959       2,432,108   4,409,171   88,262,110
                                -----------  ------------  --------------  ----------  -----------

Receivables:
  Loans receivable . . . . . .            -             -               -           -    3,066,650
  Employer contributions
    receivable . . . . . . . .            -             -               -           -      166,602
                                -----------  ------------  --------------  ----------  -----------
       Total Receivables . . .            -             -               -           -    3,233,252
                                -----------  ------------  --------------  ----------  -----------

Cash . . . . . . . . . . . . .           11        63,682           1,716          33      151,363
                                -----------  ------------  --------------  ----------  -----------

          Total Assets . . . .      161,748     4,603,641       2,433,824   4,409,204   91,646,725
                                -----------  ------------  --------------  ----------  -----------

LIABILITIES

  Accounts payable . . . . . .            -        63,657           1,702           -      214,575
                                -----------  ------------  --------------  ----------  -----------
         Total Liabilities . .            -        63,657           1,702           -      214,575
                                -----------  ------------  --------------  ----------  -----------

          Net assets available
             for plan benefits  $   161,748  $  4,539,984  $    2,432,122  $4,409,204  $91,432,150
                                ===========  ============  ==============  ==========  ===========



See accompanying notes.


                                     POLICY MANAGEMENT SYSTEMS CORPORATION
                                        401 (K) RETIREMENT SAVINGS PLAN
             STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS, WITH FUND INFORMATION
                                     FOR THE YEAR ENDED DECEMBER 31, 1997

                                                         Fidelity      Fidelity     Fidelity      Evergreen
                                                         Retirement    Puritan      Magellan      Short-Int.
                                            Loan         Government    Mutual       Mutual        Bond
                                            -----------  ------------  -----------  ------------  ------------
Additions to net assets attributed to:
  Investment Income:
    Net appreciation (depreciation) in
      market value . . . . . . . . . . . .  $        -   $         -   $ 2,320,047  $ 4,304,540   $   (13,261)
    Dividends and interest . . . . . . . .           -       971,191     1,911,834    1,931,933       231,435
                                            -----------  ------------  -----------  ------------  ------------
                                                     -       971,191     4,231,881    6,236,473       218,174
                                            -----------  ------------  -----------  ------------  ------------

  Cash Contributions:
     Employer. . . . . . . . . . . . . . .           -             -             -            -             -
     Employee. . . . . . . . . . . . . . .           -       836,191     2,122,397    2,714,562       441,590
                                            -----------  ------------  -----------  ------------  ------------
                                                     -       836,191     2,122,397    2,714,562       441,590
                                            -----------  ------------  -----------  ------------  ------------

  Transfers. . . . . . . . . . . . . . . .      (9,450)   (1,397,817)    1,145,221   (1,065,681)     (299,430)
  Loan repayments. . . . . . . . . . . . .    (734,994)      130,564       307,902      412,622        58,882
  Other additions. . . . . . . . . . . . .       8,075        11,771         4,903        5,793         1,052
                                            -----------  ------------  -----------  ------------  ------------
       Total Additions (Deductions). . . .    (736,369)      551,900     7,812,304    8,303,769       420,268
                                            -----------  ------------  -----------  ------------  ------------

Deductions from net assets attributed to:
    Distributions. . . . . . . . . . . . .     178,881     1,476,080     1,191,135    1,852,997       136,266
    Forfeitures. . . . . . . . . . . . . .           -          (807)           19          451            36
    Loan disbursements . . . . . . . . . .    (912,736)      165,473       221,873      214,130        42,602
    Other deductions . . . . . . . . . . .           -       330,428         1,181        6,382         5,413
                                            -----------  ------------  -----------  ------------  ------------
         Total Deductions (Additions). . .    (733,855)    1,971,174     1,414,208    2,073,960       184,317
                                            -----------  ------------  -----------  ------------  ------------

   Net increases (decreases) . . . . . . .      (2,514)   (1,419,274)    6,398,096    6,229,809       235,951
                                            -----------  ------------  -----------  ------------  ------------

   Net assets available for plan benefits
     Beginning of year . . . . . . . . . .   3,070,700    19,005,461    18,040,142   23,978,638     3,252,803
                                            -----------  ------------  -----------  ------------  ------------
     End of year . . . . . . . . . . . . .  $3,068,186   $17,586,187   $24,438,238  $30,208,447   $ 3,488,754
                                            ===========  ============  ===========  ============  ============


Continued on next page

See accompanying notes.


                                        POLICY MANAGEMENT SYSTEMS CORPORATION
                                           401 (K) RETIREMENT SAVINGS PLAN
                STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS, WITH FUND INFORMATION
                                        FOR THE YEAR ENDED DECEMBER 31, 1997
                                                     (CONTINUED)

                                                                        Smith          Smith            Smith
                                            PMSC                        Barney         Barney           Barney
                                            Stock         Forfeiture    Fundamental    International    Equities
                                            ------------  ------------  -------------  ---------------  ------------

Additions to net assets attributed to:
  Investment Income:
    Net appreciation (depreciation) in
      market value . . . . . . . . . . . .  $ 7,803,480   $    38,864   $    407,686   $       13,695   $  (289,813)
    Dividends and interest . . . . . . . .        4,474           263        363,992              505           734
                                            ------------  ------------  -------------  ---------------  ------------
                                              7,807,954        39,127        771,678           14,200      (289,079)
                                            ------------  ------------  -------------  ---------------  ------------

  Cash Contributions:
     Employer. . . . . . . . . . . . . . .    3,848,001             -              -                -             -
     Employee. . . . . . . . . . . . . . .      346,094             -        675,979          315,831       284,188
                                            ------------  ------------  -------------  ---------------  ------------
                                              4,194,095             -        675,979          315,831       284,188
                                            ------------  ------------  -------------  ---------------  ------------

  Transfers. . . . . . . . . . . . . . . .     (198,185)     (309,893)       397,824         (322,032)   (4,350,208)
  Loan repayments. . . . . . . . . . . . .       45,953             -         88,695           41,671        42,549
  Other additions. . . . . . . . . . . . .          855            47          2,173            1,117           337
                                            ------------  ------------  -------------  ---------------  ------------
       Total Additions (Deductions). . . .   11,850,672      (270,719)     1,936,349           50,787    (4,312,213)
                                            ------------  ------------  -------------  ---------------  ------------

Deductions from net assets attributed to:
    Distributions. . . . . . . . . . . . .      616,956             -        145,551           67,809        70,731
    Forfeitures. . . . . . . . . . . . . .      329,747      (329,308)           (66)             (10)          (67)
    Loan disbursements . . . . . . . . . .      155,683             -         50,609           28,071        22,765
    Other deductions . . . . . . . . . . .       25,050             -          8,955            4,048         3,562
                                            ------------  ------------  -------------  ---------------  ------------
         Total Deductions (Additions). . .    1,127,436      (329,308)       205,049           99,918        96,991
                                            ------------  ------------  -------------  ---------------  ------------

   Net increases (decreases) . . . . . . .   10,723,236        58,589      1,731,300          (49,131)   (4,409,204)
                                            ------------  ------------  -------------  ---------------  ------------

   Net assets available for plan benefits
     Beginning of year . . . . . . . . . .   12,541,348       161,748      4,539,984        2,432,122     4,409,204
                                            ------------  ------------  -------------  ---------------  ------------
     End of year . . . . . . . . . . . . .  $23,264,584   $   220,337   $  6,271,284   $    2,382,991   $         0
                                            ============  ============  =============  ===============  ============


Continued on next page

See accompanying notes.


                              POLICY MANAGEMENT SYSTEMS CORPORATION
                                 401 (K) RETIREMENT SAVINGS PLAN
      STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS, WITH FUND INFORMATION
                              FOR THE YEAR ENDED DECEMBER 31, 1997
                                           (CONTINUED)

                                            Evergreen   Putnam OTC   First Union
                                            Growth &     & Emerging  Enhanced
                                            Income      Growth       Stock Market   Total
                                            ----------  -----------  -------------  ------------
Additions to net assets attributed to:
  Investment Income:
    Net appreciation (depreciation) in
      market value . . . . . . . . . . . .  $   48,364  $   261,115  $      54,667  $ 14,949,384
    Dividends and interest . . . . . . . .      60,226          200            127     5,476,914
                                            ----------  -----------  -------------  ------------
                                               108,590      261,315         54,794    20,426,298
                                            ----------  -----------  -------------  ------------

  Cash Contributions:
     Employer. . . . . . . . . . . . . . .           -            -              -     3,848,001
     Employee. . . . . . . . . . . . . . .     137,296      314,492         78,214     8,266,834
                                            ----------  -----------  -------------  ------------
                                               137,296      314,492         78,214    12,114,835
                                            ----------  -----------  -------------  ------------

  Transfers. . . . . . . . . . . . . . . .   1,470,239    3,785,384      1,154,028             0
  Loan repayments. . . . . . . . . . . . .      14,253       44,380          9,486       461,963
  Other additions. . . . . . . . . . . . .         294          736            201        37,354
                                            ----------  -----------  -------------  ------------
       Total Additions . . . . . . . . . .   1,730,672    4,406,307      1,296,723    33,040,450
                                            ----------  -----------  -------------  ------------

Deductions from net assets attributed to:
    Distributions. . . . . . . . . . . . .         773       70,914          1,960     5,810,053
    Forfeitures. . . . . . . . . . . . . .           -            5              -             0
    Loan disbursements . . . . . . . . . .       3,140        8,390              -             0
    Other deductions . . . . . . . . . . .         702        2,887            520       389,128
                                            ----------  -----------  -------------  ------------
         Total Deductions. . . . . . . . .       4,615       82,196          2,480     6,199,181
                                            ----------  -----------  -------------  ------------

   Net increases (decreases) . . . . . . .   1,726,057    4,324,111      1,294,243    26,841,269
                                            ----------  -----------  -------------  ------------

   Net assets available for plan benefits
     Beginning of year . . . . . . . . . .           0            0              0    91,432,150
                                            ----------  -----------  -------------  ------------
     End of year . . . . . . . . . . . . .  $1,726,057  $ 4,324,111  $   1,294,243  $118,273,419
                                            ==========  ===========  =============  ============



See accompanying notes.


                                             POLICY MANAGEMENT SYSTEMS CORPORATION
                                                401 (K) RETIREMENT SAVINGS PLAN
                     STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS, WITH FUND INFORMATION
                                             FOR THE YEAR ENDED DECEMBER 31, 1996

                                                          Fidelity      Fidelity      Fidelity      Evergreen
                                                          Retirement    Puritan       Magellan      Short-Int.    PMSC
                                            Loan          Government    Mutual        Mutual        Bond          Stock
                                            ------------  ------------  ------------  ------------  ------------  ------------
Additions to net assets attributed to:
  Investment Income:
    Net appreciation (depreciation) in
      market value . . . . . . . . . . . .  $         -   $         -   $   312,374   $(1,117,737)  $   (82,415)  $   204,150
    Dividends and interest . . . . . . . .            -     1,040,707     2,058,216     3,655,358       218,613         3,405
                                            ------------  ------------  ------------  ------------  ------------  ------------
                                                      -     1,040,707     2,370,590     2,537,621       136,198       207,555
                                            ------------  ------------  ------------  ------------  ------------  ------------

  Cash Contributions:
      Employer . . . . . . . . . . . . . .            -             -             -             -             -     3,282,548
      Employee . . . . . . . . . . . . . .            -       793,927     1,935,134     2,894,473       458,763       224,792
                                            ------------  ------------  ------------  ------------  ------------  ------------
                                                      -       793,927     1,935,134     2,894,473       458,763     3,507,340
                                            ------------  ------------  ------------  ------------  ------------  ------------

  Transfers. . . . . . . . . . . . . . . .       (8,900)   (2,954,159)      (86,647)     (124,485)     (216,506)     (225,268)
  Loan repayments. . . . . . . . . . . . .     (690,062)      103,839       250,600       368,709        63,555        45,976
  Securities settlement. . . . . . . . . .            -             -             -             -             -       239,366
  Other additions. . . . . . . . . . . . .            -             -        97,668        11,654             -        13,870
                                            ------------  ------------  ------------  ------------  ------------  ------------
         Total Additions (Deductions). . .     (698,962)   (1,015,686)    4,567,345     5,687,972       442,010     3,788,839
                                            ------------  ------------  ------------  ------------  ------------  ------------

Deductions from net assets attributed to:
     Distributions . . . . . . . . . . . .      177,815     2,805,675     1,788,953     2,407,635       292,227       891,649
     Forfeitures . . . . . . . . . . . . .            -        18,025        (2,067)       (5,657)       (5,615)      506,516
     Loan disbursements. . . . . . . . . .   (1,596,492)      498,779       259,324       440,401        68,249       184,123
     Other deductions. . . . . . . . . . .      (12,950)      309,047        17,175        14,897         5,638        20,805
                                            ------------  ------------  ------------  ------------  ------------  ------------
          Total Deductions (Additions) . .   (1,431,627)    3,631,526     2,063,385     2,857,276       360,499     1,603,093
                                            ------------  ------------  ------------  ------------  ------------  ------------

           Net increases (decreases) . . .      732,665    (4,647,212)    2,503,960     2,830,696        81,511     2,185,746
                                            ------------  ------------  ------------  ------------  ------------  ------------

Net assets available for plan benefits
   Beginning of year . . . . . . . . . . .    2,338,035    23,652,673    15,536,182    21,147,942     3,171,292    10,355,602
                                            ------------  ------------  ------------  ------------  ------------  ------------
   End of year . . . . . . . . . . . . . .  $ 3,070,700   $19,005,461   $18,040,142   $23,978,638   $ 3,252,803   $12,541,348
                                            ============  ============  ============  ============  ============  ============



Continued on next page

See accompanying notes.


                                       POLICY MANAGEMENT SYSTEMS CORPORATION
                                          401 (K) RETIREMENT SAVINGS PLAN
               STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS, WITH FUND INFORMATION
                                        FOR THE YEAR ENDED DECEMBER 31, 1996
                                                    (CONTINUED)

                                                          Smith          Smith            Smith
                                                          Barney         Barney           Barney
                                            Forfeiture    Fundamental    International    Equities     Total
                                            ------------  -------------  ---------------  -----------  ------------
Additions to net assets attributed to:
  Investment Income:
    Net appreciation (depreciation) in
      market value . . . . . . . . . . . .  $   (28,021)  $    410,227   $      221,973   $ (309,334)  $  (388,783)
    Dividends and interest . . . . . . . .        1,993        252,892           18,399       88,416     7,337,999
                                            ------------  -------------  ---------------  -----------  ------------
                                                (26,028)       663,119          240,372     (220,918)    6,949,216
                                            ------------  -------------  ---------------  -----------  ------------

  Cash Contributions:
     Employer. . . . . . . . . . . . . . .            -              -                -            -     3,282,548
     Employee. . . . . . . . . . . . . . .            -        342,539          209,420      361,771     7,220,819
                                            ------------  -------------  ---------------  -----------  ------------
                                                      -        342,539          209,420      361,771    10,503,367
                                            ------------  -------------  ---------------  -----------  ------------

  Transfers. . . . . . . . . . . . . . . .     (315,801)       836,073          481,677    2,614,016             0
  Loan repayments. . . . . . . . . . . . .            -         47,363           30,528       50,743       271,251
  Securities settlement. . . . . . . . . .            -              -                -            -       239,366
  Other additions. . . . . . . . . . . . .          604            679              679          679       125,833
                                            ------------  -------------  ---------------  -----------  ------------
       Total Additions (Deductions). . . .     (341,225)     1,889,773          962,676    2,806,291    18,089,033
                                            ------------  -------------  ---------------  -----------  ------------

Deductions from net assets attributed to:
    Distributions. . . . . . . . . . . . .            -        319,434          135,661      289,812     9,108,861
    Forfeitures. . . . . . . . . . . . . .     (510,554)          (230)             (40)        (378)            0
    Loan disbursements . . . . . . . . . .            -         65,248           36,852       43,516             0
    Other deductions . . . . . . . . . . .       17,156          6,388            3,514        6,608       388,278
                                            ------------  -------------  ---------------  -----------  ------------
         Total Deductions (Additions). . .     (493,398)       390,840          175,987      339,558     9,497,139
                                            ------------  -------------  ---------------  -----------  ------------

   Net increases (decreases) . . . . . . .      152,173      1,498,933          786,689    2,466,733     8,591,894
                                            ------------  -------------  ---------------  -----------  ------------

   Net assets available for plan benefits
     Beginning of year . . . . . . . . . .        9,575      3,041,051        1,645,433    1,942,471    82,840,256
                                            ------------  -------------  ---------------  -----------  ------------
     End of year . . . . . . . . . . . . .  $   161,748   $  4,539,984   $    2,432,122   $4,409,204   $91,432,150
                                            ============  =============  ===============  ===========  ============



See accompanying notes.


                    POLICY MANAGEMENT SYSTEMS CORPORATION
                        401(K) RETIREMENT SAVINGS PLAN
                        NOTES TO FINANCIAL STATEMENTS

1.  ESTABLISHMENT OF PLAN

     The Board of Directors of Policy Management Systems Corporation (the "Company") established the Policy Management Systems Corporation 401(k) Retirement Savings Plan (the "Plan") to provide a before-tax savings retirement program for all eligible employees of the Company. The Plan became effective on April 1, 1990 and is subject to the requirements of the Employee Retirement Income Security Act of 1974 (ERISA).


2.  PLAN DESCRIPTION

GENERAL

     The following description of the Plan is provided for general information purposes only. Participants should refer to the Plan document for a more complete description of the Plan's provisions.

ELIGIBILITY

     All employees of the Company and its participating affiliates, who are U.S. citizens or U.S. residents, who have attained the age of 18, and who have completed any six-consecutive-month period of employment, are eligible to participate in the Plan. A Participant who chooses not to enroll in the Plan when they are first eligible may elect to participate at a later date, in accordance with the terms of the Plan.

EMPLOYEE CONTRIBUTIONS

     Participants may contribute in 1% increments up to 6% of eligible compensation as either basic before-tax or basic after-tax contributions to the Plan, and may contribute an additional 9% of eligible compensation as either additional before-tax or additional after-tax contributions to the Plan, not to exceed a total aggregate annual contribution to the Plan of greater than 15% of eligible compensation. The maximum before-tax contribution allowed by the Internal Revenue Code of 1986, as amended (the "Code"), for 1997 was $9,500.

EMPLOYER MATCHING CONTRIBUTIONS

     The Company matches 100% of the first 3% and 50% of the next 3% of the Participant's basic before-tax or basic after-tax contributions, but not both. Employer matching contributions are invested in Policy Management Systems Corporation common stock.

ALLOCATIONS

     Participant's accounts are credited with the actual income derived from the investments in such accounts and with the actual expenses related to such accounts.

INVESTMENT ELECTIONS

     Each Participant is required to submit an election form to the Plan Administrator designating the allocation of the Participant's contributions among the Plan's investment funds in multiples of 5%. In addition, Participants may change the investment of contributions and may move their vested balances among investment funds by phone at specified intervals during the year.

     In  addition  to  the  contributions  specified  above,  Participants who receive  a  qualified  distribution under section 401(a) of the Code, from any other tax qualified plan, may have all or part of such distribution transferred into the Plan. Such rollover contributions are subject to tax regulations imposed by the Code.

VESTING

     A Participant is always 100% vested in his or her before-tax contribution
accounts,  after-tax  contribution  accounts  and  rollover  accounts.    A
Participant will become fully vested in his employer matching contribution account when the first of the following occurs: the Participant obtains five years of credited service; reaches normal retirement date; becomes permanently disabled; or becomes deceased.

FORFEITURE ALLOCATIONS

     All Participant forfeitures are used to reduce future employer matching contributions to the Plan.

BENEFIT PAYMENTS

     The Participant's after-tax contributions may be withdrawn at any time upon written request of the Participant. In addition, a Participant may withdraw all or any part of his or her vested employer matching contributions on his or her basic after-tax contributions, but only to the extent that such contributions have been in the Plan for at least two full Plan years after the Plan year in which such contributions were made.

LOANS

     Participants may apply for loans greater than $1,000 from the Plan, collateralized by their account balances and repaid through payroll deduction generally subject to the following terms:

1) The total loans of any Participant at any point in time shall not exceed the lesser of (i) 50% of the Participant's vested Account balance, or (ii) $50,000 adjusted on the volume of loans outstanding to the Participant during the previous one-year period.

2) Loans may not be made in such a manner as to favor highly compensated employees, officers or shareholders.

3) No Participant shall be permitted to have more than one loan from the Plan issued and outstanding at any time, and no Participant shall be issued a new loan within six months of repayment of a Plan loan.

4) Interest charged on loans is determined by the Plan's Administrative Committee at a rate commensurate with interest rates charged for similar loans under general market conditions.

5) The length and terms of repayment may not exceed 5 years, unless the purpose of the loan is for the purchase of the Participant's principal residence, in which case the loan term may be extended to ten years.

6)    All  amounts  repaid  are  credited  to  the  Participant's  account.

ADMINISTRATIVE EXPENSES

     Administrative expenses of the Plan may be paid out of Plan assets if not paid by the Company. Administrative expenses paid by the Plan for the years ended December 31, 1997 and 1996 were $389,128 and $388,278, respectively.


3.  SIGNIFICANT ACCOUNTING POLICIES

BASIS OF ACCOUNTING

     The accompanying financial statements have been prepared on the accrual basis in accordance with generally accepted accounting principles. The preparation of financial statements in conformity with generally accepted accounting principles may require management to make estimates and assumptions that effect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of additions to and deductions from net assets available for plan benefits during the reporting period. Actual results could differ from those estimates.

ACCOUNTING FOR BENEFIT DISTRIBUTIONS

     In accordance with guidance issued by the American Institute of Certified Public Accountants in 1993, the Plan accounts for distributions such that all amounts elected to be withdrawn and distributed from the Plan by Participants are not recorded as a liability in the Statement of Net Assets Available for Plan Benefits. As of December 31, 1997 and 1996, $212,012 and $360,819 have been allocated to accounts of persons who have withdrawn from participation in the earnings and operations of the Plan, but for which disbursement of those funds from the Plan has not yet been made. The following is a reconciliation to the amounts reported on Form 5500:


                                                           1997          1996
                                                      -------------  ------------

Net assets available for plan benefits as stated
  in the financial statements . . . . . . . . . .     $118,273,419   $91,432,150

Less: Distributions payable . . . . . . . . . . .         (212,012)     (360,819)
                                                      -------------  ------------

Net assets available for plan benefits per Form 5500  $118,061,407   $91,071,331
                                                      =============  ============


     In addition, the financial statements differ from the Form 5500 by the same amount for distributions on the Statement of Changes in Net Assets.

INVESTMENTS

     The Plan invests in open-ended funds managed by either Fidelity Investments, First Union National Bank, Smith Barney, Evergreen, or Putnam with the exception of the PMSC Stock Fund and Forfeiture Fund. Each fund is valued at quoted market prices to determine a current fund value. Investments in securities for which exchange quotations are readily available are valued at the last sale price, or, if no sale, at the closing bid price. Debt securities are valued in the same manner or in some other manner, if, in the opinion of the Board of Trustees, such other manner would more accurately reflect the fair value of such debt securities. Short-term investments (consisting primarily of money-market funds) are valued either at amortized cost or original cost plus accrued interest, both of which approximate market value.

     The Plan presents in the statement of changes in net assets available for plan benefits the net appreciation (depreciation) in the fair value of its investments which consists of the realized gains or losses and the unrealized appreciation (depreciation) on those investments.


4.  TAX STATUS

     The Internal Revenue Service has determined and informed the Company by letter dated November 1996, that the Plan is designed in accordance with Sections 401(k) and 401(a) of the Code. The Plan administrator believes that the Plan is written and is currently being operated in compliance with the applicable requirements of the Code. The Plan is exempt from federal income taxes under section 501(a) of the Code.


5.  TERMINATION OF PLAN

     The Company expects and intends to continue the Plan in force indefinitely, but has reserved the right to amend or terminate the Plan as necessary. If the Plan were to be terminated, Participants would become fully vested and all assets of the Plan would be distributed to the individual Participants based upon the vested balances in their individual accounts at the date of termination.


6.  RELATED PARTY TRANSACTIONS

     The Plan purchases, on behalf of Participants, shares of the Company's common stock in accordance with individual Participant's investment elections. During the Plan year ended December 31, 1997, the Plan purchased 127,114 shares at an aggregate cost of $6,286,648 and sold 57,750 shares for aggregate proceeds of $3,006,716 and realized gains of $347,647. During the Plan year ended December 31, 1996, the Plan purchased 109,549 shares at an aggregate cost of $4,571,197 and sold 45,586 shares for aggregate proceeds of $2,084,743 and realized losses of $93,135.

     The Plan also had 337,594 and 271,701 shares of the Company's common stock with a fair value of $23,484,051 and $12,532,208 at December 31, 1997 and 1996, respectively.


7.  SECURITIES SETTLEMENT

     In December 1994, the Company reached an agreement, which was subsequently approved on May 26, 1995, by the United Stated District Court for the District of South Carolina, to settle its shareholder class action. The Plan, as an eligible shareholder, received $239,366 as its portion of the settlement in November 1996. The proceeds were received by the PMSC Stock Fund, invested in PMSC stock and allocated on a pro rata basis to eligible participants.

                            SUPPLEMENTAL SCHEDULES


                        POLICY MANAGEMENT SYSTEMS CORPORATION
                            401(K) RETIREMENT SAVINGS PLAN
                    FORM 5500, ITEM 27(A)-SCHEDULE OF ASSETS HELD
                               FOR INVESTMENT PURPOSES
                                  DECEMBER 31, 1997

                                                                          Current
Identity of Issue        Description of Investment           Cost         Value
-----------------------  ----------------------------------  -----------  -----------
Loan                     3,065,511 units participant loans
Fund                     bearing interest rates from 7.00%
                         to 12.25% with varying maturities
                         from 18 to 360 months               $ 3,065,511  $ 3,065,511

Fidelity Retirement      17,586,013 units Fidelity
Government Money Market  Money Market                         17,586,013   17,586,013

Fidelity                 1,260,993 units Fidelity
Puritan Fund             Puritan Fund                         20,863,547   24,438,043

                         28 units Valiant General
                         Fund #62                                     28           28

Fidelity                 317,080 units Fidelity
Magellan Fund            Magellan Fund                        24,784,804   30,208,172

                         3 units Valiant General
                         Fund #62                                      3            3

Evergreen Short-         351,554 units Evergreen
Intermediate Bond Fund   Short-Intermediate Bond Fund          3,527,300    3,469,841

                         1 unit Valiant General
                         Fund #62                                      1            1

PMSC                     334,429 shares Policy Management
Stock Fund               Systems Corporation Common Stock*    15,406,212   23,263,911

                         388 units Valiant General
                         Fund #62                                    388          388

Forfeiture               3,165 shares Policy Management
Account                  Systems Corporation Common Stock*       143,977      220,140

                         192 units Valiant General
                         Fund #62                                    192          192


Continued on next page


                         POLICY MANAGEMENT SYSTEMS CORPORATION
                            401(K) RETIREMENT SAVINGS PLAN
                     FORM 5500, ITEM 27(A)-SCHEDULE OF ASSETS HELD
                                FOR INVESTMENT PURPOSES
                                   DECEMBER 31, 1997
                                      (CONTINUED)

                                                                            Current
Identity of Issue               Description of Investment       Cost        Value
------------------------------  ------------------------------  ----------  ----------
Smith Barney                    608,858 units Smith Barney
Fundamental Value Fund          Fundamental Value Fund          $5,555,477  $6,271,240

                                9 units Valiant General
                                Fund #62                                 9           9

Smith Barney                    120,596 units Smith Barney
International Equity Portfolio  International Equity Portfolio   2,215,395   2,382,974

                                2 units Valiant General
                                Fund #62                                 2           2

Evergreen Growth &              60,753 units Evergreen
Income Fund                     Growth & Income Fund             1,676,525   1,722,951

                                3,045 units Valiant General
                                Fund #62                             3,045       3,045

Putnam OTC &                    268,408 units Putnam OTC
Emerging Growth Fund            Emerging Growth Fund             4,067,874   4,324,049

                                1 unit Valiant General
                                Fund #62                                 1           1

First Union's Enhanced          22,501 units First Union
Stock Market Fund               Enhance Stock Market Fund        1,239,272   1,294,212

                                1 unit Valiant General
                                Fund #62                                 1           1



*  Indicates  party-in-interest  to  the  Plan.

Note: The Valiant General Fund #62 represents funds held in a money market account for the  purpose  of  paying  disbursements  related  to  the  purchasing  and  selling of investments.

                     POLICY MANAGEMENT SYSTEMS CORPORATION
                        401(K) RETIREMENT SAVINGS PLAN
          FORM 5500, ITEM 27(D) - SCHEDULE OF REPORTABLE TRANSACTIONS
                     FOR THE YEAR ENDED DECEMBER 31, 1997


SINGLE TRANSACTIONS EXCEEDING 5% OF NET ASSETS

There were no single transactions exceeding 5% of Net Assets for 1997.



SERIES OF TRANSACTIONS EXCEEDING 5% OF NET ASSETS (EXCLUSIVE OF THE ABOVE TRANSACTIONS)

                                                                          Value of
     Identity                                                             Asset on
    of Party       Description of  Number of     Selling     Cost of      Transaction   Net Gain
    Involved       Assets          Transactions  Price       Asset        Date              (Loss)
-----------------  --------------  ------------  ----------  -----------  ------------  ----------

Fidelity
Retirement         Money
Government         Market
Money Market       Shares                    52              $ 2,065,728  $  2,065,728  $

Fidelity
Retirement         Money
Government         Market
Money Market       Shares                    45   3,527,275    3,527,275     3,527,275          0

Fidelity Puritan   Mutual Fund
Mutual             Shares                    58                5,342,232     5,311,467

Fidelity Puritan   Mutual Fund
Mutual             Shares                    34   1,256,295    1,102,255     1,243,972    154,040

Fidelity Magellan  Mutual Fund
Mutual             Shares                    53                5,983,241     5,959,534

Fidelity Magellan  Mutual Fund
Mutual             Shares                    39   3,928,321    3,365,339     3,903,046    562,982

PMSC               PMSC Common
Stock              Stock                     47                6,286,648     6,229,322

PMSC               PMSC Common
Stock              Stock                     55   3,006,716    2,593,117     2,980,155    413,599

Smith Barney       Equity Fund
Equities           Shares                    18                  640,725       622,943

Smith Barney       Equity Fund
Equities           Shares                    22   4,759,984    5,176,745     4,777,530   (416,761)

Valiant General    Money Market
Fund #62           Shares                     *               34,460,437    34,460,437

Valiant General    Money Market
Fund #62           Shares                     *  34,636,027   34,636,027    34,636,027          0



*Omitted from schedule by Trustee.